UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2019

Freedom Leaf Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 Beltine Rd., Suite 350, Addison, Texas		75104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 811-4367

3571 E. Sunset Road, Suite 420, Las Vegas, Nevada
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2019, Freedom Leaf Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with MCP Wellness II LP, a Delaware limited partnership (the “Investor”), pursuant to which the Investor agreed to purchase (the “Securities Purchase”) for an aggregate purchase price of $5,000,000 (the “Purchase Price”): (i) a convertible promissory note (the “Convertible Note”) in the original principal amount of $5,000,000; and (ii) a three-year warrant to acquire 15,000,000 shares of the Company’s common stock exercisable at a purchase price of $0.09 per share (the “Warrant”; the Convertible Note and the Warrant, collectively, the “New Securities”).

The Purchase Price is payable $1,901,800 in cash and $3,098,200 via the cancellation of the following promissory notes, each of which was assigned to the Investor by the applicable holder thereof immediately prior to the closing of the Securities Purchase: (i) Promissory Note dated as of April 15, 2019 issued by the Company’s subsidiary, ECS Labs, LLC, in favor of Merida Capital Partners II LP (“MCP II”) for a principal sum of $200,000; (ii) Promissory Note dated as of May 21, 2019, issued by the Company in favor of MCP II for a principal sum of $183,750; (iii) Promissory Note dated as of June 18, 2019, issued by the Company in favor of Merida Capital Partners III LP (“MCP III”) for a principal sum of $630,000; (iv) Promissory Note dated as of July 24, 2019, issued by the Company in favor of MCP III for a principal sum of $200,000; (v) Promissory Note dated as of August 20, 2019, issued by the Company in favor of MCP III for a principal sum of $400,000; (vi) Promissory Note dated as of September 13, 2019, issued by the Company in favor of MCP III for a principal sum of $500,000; and (viii) Promissory Note dated as of October 15, 2019, issued by the Company in favor of MCP III for a principal sum of $900,000. The Convertible Note is convertible at the holder’s election into shares of the Company’s common stock at $0.20 per share, accrues interest at 8% per annum with interest payable by increasing the principal amount of the note by the accrued interest amounts, and matures on November 18, 2022.

The Convertible Note and Warrant each contain anti-dilution provisions providing for the adjustment of the applicable conversion or exercise price upon the issuance of Company securities at an effective price per share less than the applicable conversion or exercise price, as well as standard beneficial ownership limitation provisions prohibiting conversion or exercise if such conversion or exercise would result in the holder beneficially owning more than 4.9% of the Company’s common stock, unless such percentage is increased or decreased up to a maximum of 9.9% in the holder’s sole discretion, provided that any increase in the beneficial ownership limitation will not be effective until 61 days following notice to the Company. The Securities Purchase Agreement contains various affirmative covenants that require the Company to, among other things, timely file all reports with the United States Securities and Exchange Commission (the “Commission”); provide the Investor with copies of the Company’s Commission reports and press releases; reimburse the Investor for legal fees and expenses associated with the transaction; reserve shares of common stock for issuance upon conversion of the Convertible Note and exercise of the Warrant; and maintain the Company’s DTC eligibility.

On November 18, 2019, the Company entered into a Strategic Consulting Agreement (the “Consulting Agreement”) with Merida Advisor, LLC, a Delaware limited liability company (the “Consultant”) and an affiliate of the Investor, MCP II and MCP III, pursuant to which the Consultant would render strategic advice relating to business development and potential corporate transactions and would receive (i) $5,000 per month beginning January 1, 2020, (ii) 6,250,000 shares of Company common stock immediately for the benefit of MCP II and MCP III, and (iii) 6,250,000 shares of Company common stock on the six-month anniversary of the Consulting Agreement for the benefit of MCP II and MCP III (all 12,500,000 shares collectively the “Consulting Shares”). The Consulting Agreement has an initial term through December 31, 2020, and thereafter either party can terminate the Consulting Agreement at any time for any reason or no reason.

2

As disclosed in the Company’s Current Report on Form 8-K filed on June 4, 2019, incorporated by reference herein, the Company entered into employment agreements with each of Carlos Frias, the Company’s Chief Executive Officer, Daniel Nguyen, the Company’s Chief Scientific Officer, and Alex Frias, the Company’s Vice President of Finance. On November 18, 2019, the Company entered into amendments to its employment agreements with Carlos Frias, Daniel Nguyen and Alex Frias (the “Employment Agreement Amendments”), pursuant to which the employment agreements were amended as follows:

(i)	Carlos Frias’s base salary was increased from $130,000 to $200,000 per year;
(ii)	Daniel Nguyen’s base salary was increased from $100,000 to $150,000 per year;
(iii)	Alex Frias’s base salary was increased from $100,000 to $150,000 per year;
(iv)	The $1,200,000 cash bonus due to Carlos Frias on June 30, 2019, and the $1,200,000 cash bonus due to Carlos Frias on September 28, 2019, was modified to be paid as follows: $100,000 on or about November 18, 2019, and $2,379,019 on June 1, 2020;
(v)	The $1,000,000 cash bonus due to Daniel Nguyen on June 30, 2019, and the $1,000,000 cash bonus due to Daniel Nguyen on September 28, 2019, was modified to be paid as follows: $83,333 on or about November 18, 2019, and $1,982,516 on June 1, 2020; and
(vi)	The $800,000 cash bonus due to Alex Frias on June 30, 2019, and the $800,000 cash bonus due to Alex Frias on September 28, 2019, was modified to be paid as follows: $66,667 on or about November 18, 2019, and $1,586,013 on June 1, 2020.

The foregoing description of the Securities Purchase Agreement, Convertible Note, Warrant, Consulting Agreement and Employment Agreement Amendments and their terms is qualified in its entirety by reference to the full text of each agreement, filed as exhibits hereto and incorporated by reference in this report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 above is incorporated by reference into this Item 2.01. On November 18, 2019, the parties closed the Securities Purchase, the Investor had paid the Company the Purchase Price, and the Company issued the Note and Warrant to the Investor.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Items 1.01 and 2.01 above is incorporated by reference into this Item 3.02.

On or about November 18, 2019, the Company issued 778,730 shares of Company common stock to three non-executive Company employees in consideration of their employment services provided to the Company.

On or about November 18, 2019, the Company issued 250,000 shares of Company common stock to John Kalkanian for the provision of accounting services to the Company for the period from May 31, 2019, through November 18, 2019. Mr. Kalkanian assumed the duties of the Company’s Chief Financial Officer on May 31, 2019, on an interim basis (but was not appointed as CFO of the Company) when the Company’s former Chief Financial Officer, Laurence Ruhe, resigned.

On or about November 18, 2019, the Company issued 500,000 shares of Company common stock to an outside consultant for the provision of corporate advisory services to the Company for the period from March 31, 2019 to November 18, 2019.

3

On or about November 18, 2019, the Company issued to an unrelated consultant a warrant to purchase 250,000 shares of Company common stock exercisable at a purchase price of $0.25 until its expiration on June 30, 2020 in consideration of the consultant’s sales and marketing services provided to the Company for the period from March 31, 2019 to November 18, 2019.

On or about November 18, 2019, the Company issued 750,000 shares of Company common stock to its director, David Goldburg, for his service as Chairman of the Company’s Board of Directors for the period from March 31, 2019 to November 18, 2019.

On or about November 18, 2019, the Company issued 750,000 shares of Company common stock to its director, David Vautrin, for his service as a member of the Company’s Board of Directors for the period from March 31, 2019 to November 18, 2019.

The issuances of the Convertible Note and Warrant were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, the issuances did not involve a public offering, and the Investor was accredited. The other issuances described herein were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuances did not involve a public offering.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Items 1.01 and 3.02 above is incorporated by reference into this Item 5.02.

On November 18, 2019, the Company approved paying each member of its Board of Directors $2,500 in cash compensation per calendar quarter, with the payments for the fourth calendar quarter of 2019 being made on or about November 18, 2019, and each quarterly payment being made at the beginning of each calendar quarter thereafter.

Item 8.01	Other Events.

As disclosed in the Company’s Current Reports on Form 8-K filed on October 3, 2018, and June 4, 2019, the Company entered into a Securities Purchase Agreement (the “2018 Securities Purchase Agreement”) on September 28, 2018, with MCP II and seven other investors (MCP II and the seven other investors collectively the “2018 Investors”). Pursuant to the 2018 Securities Purchase Agreement, the 2018 Investors agreed to purchase, for an aggregate purchase price of $3,000,000: (i) 25,000,000 shares of the Company’s common stock; and (ii) three-year warrants to acquire 25,000,000 shares of the Company’s common stock exercisable at a purchase price of $0.18 per share (the “2018 Warrants”). In consideration for leading the syndicate and providing 68% of the funds in the offering, MCP II received a three-year warrant to acquire 17,000,000 shares of the Company’s common stock exercisable at a purchase price of $0.25 per share (the “2018 Bonus Warrant”). On October 3, 2018, the parties closed the purchase transaction contemplated by the 2018 Securities Purchase Agreement, and the Company issued the 2018 Warrants and the 2018 Bonus Warrant.

On November 18, 2019, the Company entered into an Amendment to Warrant to Purchase Shares of Common Stock and an Amendment to Bonus Warrant to Purchase Shares of Common Stock with MCP II, pursuant to which the Company agreed to decrease the exercise prices in MCP II’s 2018 Warrant and the 2018 Bonus Warrant to $0.09 per share, and in consideration thereof, in accordance with terms of the 2018 Securities Purchase Agreement, MCP II consented to the exclusion of the New Securities (including the issuance of shares of Company common stock upon conversion of the Convertible Note and exercise of the Warrant) from the anti-dilution adjustment mechanisms in the 2018 Warrants and the 2018 Bonus Warrant.

4

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this report:

EXHIBIT INDEX

Exhibit No.	Description
10.1#	Securities Purchase Agreement dated November 18, 2019
10.2	Convertible Note dated November 18, 2019
10.3	Warrant dated November 18, 2019
10.4	Strategic Consulting Agreement dated November 18, 2019
10.5	Employment Agreement Amendment with Carlos Frias dated November 18, 2019
10.6	Employment Agreement Amendment with Daniel Nguyen dated November 18, 2019
10.7	Employment Agreement Amendment with Alex Frias dated November 18, 2019

# The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019	FREEDOM LEAF INC.

/s/ Carlos Frias
Name: Carlos Frias
Title: Chief Executive Officer

6